UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  March 27, 2018

STRATTEC SECURITY CORPORATION
(Exact name of registrant as specified in charter)

Wisconsin
(State or other jurisdiction of incorporation)

0-25150	39-1804239
(Commission File Number)	(I.R.S. Employer I.D. Number)

3333 West Good Hope Road Milwaukee, WI	53209
(Address of Principal Executive Offices)	(Zip Code)

(414) 247-3333
(Registrant's telephone number; including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging Growth Company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.☐

Section 1 - Registrant's Business and Operations

Item 1.01	Entry into a Material Definitive Agreement

Effective as of March 27, 2018, ADAC-STRATTEC, LLC ("ADAC-STRATTEC"), a majority owned subsidiary of STRATTEC SECURITY CORPORATION (the "Company"), entered into a fifth amendment (the "Amendment") to its June 28, 2012 Credit Agreement, as previously amended by an Amendment No. 1 dated January 22, 2014, an Amendment No. 2 dated June 25, 2015, an Amendment No. 3 dated April 27, 2016 and an Amendment No. 4 dated June 26, 2017 (collectively, the "ADAC-STRATTEC Credit Agreement"), with BMO Harris Bank N.A., as lender.  The Amendment temporarily increases the maximum borrowing availability under this secured revolving credit facility from $25 million to $30 million until June 30, 2019 and makes certain other changes described in the Amendment.  The Amendment is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

Section 2 - Financial Information

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off- Balance Sheet Arrangement of a Registrant

As described above under Item 1.01, on March 27, 2018, ADAC-STRATTEC entered into an amendment to its credit agreement with BMO Harris Bank N.A. temporarily increasing the maximum borrowing availability under the credit facility.

Section 9 - Financial Statements and Exhibits

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits

The following exhibit is filed herewith:

Exhibit 10.1 – Amendment No. 5 to ADAC-STRATTEC Credit Agreement, dated as of March 27, 2018, between ADAC-STRATTEC, LLC and BMO Harris Bank N.A., as lender.

SIGNATURE

 Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

STRATTEC SECURITY CORPORATION
Date: March 27, 2018
	By:	/s/ Patrick J. Hansen
Patrick J. Hansen, Senior Vice President and
Chief Financial Officer